Exhibit 3.2

SECOND

AMENDED AND RESTATED BYLAWS

OF

AQUANTIA CORP.

SEPTEMBER 19, 2019

i

ARTICLE I

Meetings of Stockholders

Section 1.1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors.

Section 1.2. Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors to be held on such date, and at such time and place within or without the State of Delaware, as the Board of Directors shall direct. A special meeting of the stockholders shall be called by the president or the secretary of the Corporation whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the president or the secretary of the Corporation.

Section 1.3. Notice of Meeting. Written notice, signed by the president, the secretary or any assistant secretary of the Corporation, of every meeting of stockholders stating the date and time when, and the place where, such meeting is to be held, shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting, except as otherwise provided by law. The purpose or purposes for which such meeting is called may, in the case of an annual meeting, and shall in the case of a special meeting, also be stated in such notice. If mailed, such notice shall be directed to a stockholder at such stockholder’s address as it shall appear on the stock books of the Corporation, unless such stockholder shall have filed with the president or secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, a waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a stockholder at the meeting shall be deemed equivalent to a written waiver of notice of such meeting.

Section 1.4. Quorum. The presence at any meeting of stockholders, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

Section 1.5. Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of a meeting of stockholders, may adjourn such meeting from time to time until a quorum shall be present.

Section 1.6. Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, all other questions shall be determined by a majority of the votes cast on such question.

Section 1.7. Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by such stockholder’s duly authorized attorney.

Section 1.8. Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

ARTICLE II

Board of Directors

Section 2.1. Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them). The first Board of Directors and subsequent Boards of Directors shall consist of two directors until changed as herein provided.

Section 2.2. Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.3. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until such Director’s successor shall have been elected and qualified or until such Director’s earlier death, resignation or removal in the manner hereinafter provided.

Section 2.3. Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.

Section 2.4. Regular Meetings. A regular meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before such meeting, within thirty days after each annual meeting of stockholders. The Board of Directors by resolution may provide for the holding of other regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to such director at such director’s residence or usual place of business.

Section 2.5. Special Meetings. Special meetings of the Board of Directors shall be held upon call by or at the direction of the president or the secretary of the Corporation. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such director at such place by telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws.

Section 2.6. Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, a waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall be deemed equivalent to a written waiver of notice of such meeting.

Section 2.7. Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the total number of members of the Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws. The Board of Directors may also act without a meeting so long as such action is taken with the unanimous written consent of the Board of Directors.

Section 2.8. Telephonic Meetings. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.9. Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 2.10. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these Amended and Restated Bylaws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.3.

Section 2.11. Compensation of Directors. Directors shall receive such reasonable compensation for their services whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12. General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these Amended and Restated Bylaws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these Amended and Restated Bylaws or the Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors’ power to manage the business and affairs of the Corporation; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

ARTICLE III

Committees of the Board

Section 3.1. Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of such committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Amended and Restated Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be a Director or an officer of the Corporation.

Section 3.2. Executive Committee. If an Executive Committee is designated by the Board of Directors in accordance with the provisions of Section 3.1 hereof, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Amended and Restated Bylaws of the Corporation, declaring a dividend or authorizing the issuance of stock. The provisions of Article III of these Amended and Restated Bylaws shall apply to the Executive Committee.

Section 3.3. Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to such member at such member’s residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to such member personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Amended and Restated Certificate of Incorporation of the Corporation or these Amended and Restated Bylaws. Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

Section 3.4. Quorum and Manner of Acting. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Amended and Restated Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

Section 3.5. Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6. Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.

Section 3.7. Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

Section 3.8. Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 4.1. Officers. The Corporation shall have such officers as are appointed from time to time by the Board of Directors.

Section 4.2. Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors. Each such officer shall hold such office until such officer’s successor shall have been elected and shall qualify, or until such officer’s death, or until such officer shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

Section 4.3. Subordinate Officers and Agents. The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 4.4. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5. Removal. Any officer may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors present at such meeting, or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 4.6. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Amended and Restated Bylaws for regular election or appointment to such office.

Section 4.7. General Duties of Officers. Each officer shall perform those duties and have such powers as from time to time may be assigned to him by the Board of Directors.

Section 4.8. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V

Execution of Instruments and Deposit of Corporate Funds

Section 5.1. Execution of Instruments Generally. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 5.2. Borrowing. No loans or advance shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 5.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

Section 5.4. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

Section 5.5. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board of Directors.

Section 5.6. Other Contracts and Instruments. All other contracts and instruments binding the Corporation shall be executed in the name and on the behalf of the Corporation by those officers, employees or agents of the Corporation as may be authorized by the board of Directors. That authorization may be general or confirmed to specific instances.

ARTICLE VI

Record Dates

Section 6.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE VII

Corporate Seal

Section 7.1 The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE VIII

Fiscal Year

Section 8.1 The financial year end of the Corporation may be determined by resolution of the Board of Directors and, failing such resolution, shall be the Saturday nearest January 31st of each year.

ARTICLE IX

Amendments

Section 9.1 All Amended and Restated Bylaws of the Corporation may be amended or repealed, and new Amended and Restated Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors.

ARTICLE X

Action Without A Meeting

Section 10.1 Any action which might have been taken under these Amended and Restated Bylaws by a vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be individually signed by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any action which might have been taken under these Amended and Restated Bylaws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.

ARTICLE XI

Indemnification

Section 11.1 Directors and Executive Officers. The Corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Board of Directors, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law, or (d) such indemnification is required to be made under Section 11.4.

Section 11.2 Other Officers, Employees and Other Agents. The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person (except executive officers) to such officers or other persons as the Board of Directors shall determine.

Section 11.3 Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article XI or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 11.4 of this Article XI, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

Section 11.4 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Article XI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this Article XI to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Corporation.

Section 11.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 11.6 Survival of Rights. The rights conferred on any person by this Article XI shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.7 Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article XI.

Section 11.8 Amendments. Any repeal or modification of this Article XI shall only be prospective and shall not affect the rights under this Article XI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

Section 11.9 Saving Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article XI that shall not have been invalidated, or by any other applicable law. If this Article XI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

Section 11.10 Certain Definitions. For the purposes of this Article XI, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XI.